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                                                                         EXHIBIT
                                                                            24.1


                  CONSENT OF CARACANSI RAMEY & ASSOCIATES, LLC.

                          Certified Public Accountants


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                        Caracansi Ramey & Associates, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

                         Report of Independent Auditors

         We consent to the incorporation by reference in this Registration Statement of J-Bird Music Group, Ltd Corporation on Form S-8 of our report dated March 29, 2000 appearing in the incorporated by reference Annual Report on Form 10-KSB of The J-Bird Music Group, Ltd for the year ended December 31, 1999.

                                         /s/ Caracansi Ramey & Associates
                                         ---------------------------------
                                         Caracansi Ramey & Associates, LLC
                                         Certified Public Accountants

April 17, 2000
77 North Street
Danbury, Connecticut 06180
Tel: (203) 794-9187
Fax: (914) 698-1700